UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: December 9, 2024

(Date of earliest event reported)

Winvest Group Ltd.
(Exact name of registrant as specified in its charter)

Nevada	000-56204	27-2052033
(State of Incorporation)	(Commission File Number)	(IRS EIN)

50 West Liberty Street, Suite 880

Reno, NV 89501

(Address of principal executive offices)

(775) 996-0288

(Registrant’s telephone number, including area code)

 (Former name, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	WNLV	OTC Markets: OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 8.01 - Other Events

Winvest Group Ltd. Announces Upgrade to OTCQB Venture Market

Winvest Group Ltd. (“the Company”) is pleased to announce that it has been approved to trade on the OTCQB Venture Market, effective December 9, 2024. This marks an important milestone for the Company as it demonstrates its ongoing commitment to higher financial and corporate governance standards.

The OTCQB Venture Market provides greater visibility and access to investors, enhanced liquidity, and increased confidence in the Company’s operations. Winvest Group Ltd. continues to prioritize transparency, compliance, and shareholder value as key components of its strategy for sustainable growth.

The Company wishes to thank its shareholders, employees, and stakeholders for their support as it progresses to this new trading platform.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements as defined by Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties, including, but not limited to, the Company’s ability to maintain OTCQB standards and deliver enhanced shareholder value. Actual results may differ materially from the expectations expressed in these forward-looking statements. The Company assumes no obligation to update or revise any forward-looking statements.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Winvest Group Ltd.

Dated: December 9, 2024	By:	/s/ Jeffrey Wong
Jeffrey Wong, CEO

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